SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

          Filed by the Registrant [X]

          Filed by a Party other than the Registrant [ ]

          Check the appropriate box:
          [  ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X] Definitive Proxy Statement
          [ ] Definitive Additional Materials
          [ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss.
              240.14a-12

                            MEMBERWORKS INCORPORATED
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

          Payment of Filing Fee (Check the appropriate box):

          [X]  No fee required.

          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
              0-11.

               (1) Title of each class of securities to which transaction applies:

                    ____________________________________________________________

               (2)  Aggregate number of securities to which transaction applies:

                    ____________________________________________________________

               (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

                    ____________________________________________________________


               (4)  Proposed maximum aggregate value of transaction:

                    ____________________________________________________________


               (5)  Total fee paid:


          [ ] Fee paid previously with preliminary materials.

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               (1)  Amount Previously Paid:

                    ____________________________________________________________

               (2)  Form, Schedule or Registration Statement No.:

                    ____________________________________________________________

               (3)  Filing Party:

                    ____________________________________________________________


               (4)  Date Filed:

                    ____________________________________________________________

                            MEMBERWORKS INCORPORATED
                            680 Washington Boulevard
                           Stamford, Connecticut 06901


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 21, 2002



         The 2002 Annual Meeting of Stockholders of MemberWorks Incorporated (the "Company") will be held at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902 at 9:00 a.m., local time, to consider and act upon the following matters:

     1. To elect Gary A. Johnson and Robert Kamerschen as Class III Directors, to serve for a three-year term;

     2. To ratify the selection of PricewaterhouseCoopers LLP by the Board of Directors as the Company's independent auditors for the fiscal year ending June 30, 2003;

     3.   To approve the amendment to the 1996 Stock Option Plan; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Stockholders of record at the close of business on September 27, 2002 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

                                 By Order of the Board of Directors,

                                 James B. Duffy
                                 Secretary

Stamford, Connecticut
October 1, 2002

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU CAN VOTE YOUR SHARES BY USING THE TELEPHONE. INSTRUCTIONS FOR USING THIS CONVENIENT SERVICE ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            MEMBERWORKS INCORPORATED
                            680 Washington Boulevard
                           Stamford, Connecticut 06901

             PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
                    TO BE HELD ON THURSDAY, NOVEMBER 21, 2002

This Statement is furnished in connection with the solicitation of proxies by the Board of Directors of MemberWorks Incorporated (the "Company") and is to be mailed on or about October 18, 2002 to holders of record of the Company's Common Stock, $0.01 par value per share ("Common Stock"), for use at the Annual Meeting of Stockholders to be held on November 21, 2002 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

The Company's 2002 Annual Report to Stockholders and Annual Report on Form 10-K are being mailed to stockholders concurrently with this Proxy Statement.

Voting Securities And Votes Required

At the close of business on September 27, 2002, the Record Date for the determination of stockholders entitled to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 12,825,030 shares of Common Stock, constituting all of the voting stock of the Company. Holders of Common Stock are entitled to one vote per share.

The presence or representation by proxy of the holders of a majority of the number of shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

The affirmative vote of the holders of a majority of the shares of Common Stock present at the Annual Meeting is required for the election of directors, the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending June 30, 2003 and the approval of the amendment to the 1996 Stock Option Plan.

Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on matters, such as the ones presented for stockholder approval at this Annual Meeting, that require the affirmative vote of a certain percentage of the shares voting on the matter.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information based on the latest available public information, with respect to the beneficial ownership of the Company's Common Stock as of September 27, 2002 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director and each person nominated to become a director of the Company and
(iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all current directors and executive officers of the Company as a group:


       Name and Address of                                              Number of Shares   Percentage of
       Beneficial Owners                                                  Beneficially     Common Stock
                                                                            Owned(1)      Outstanding(2)
                                                                        ----------------- ----------------
       Thomas W. Smith (3)
       323  Railroad Avenue
       Greenwich, CT  06830                                                 2,339,388          18.2%

       Waddell & Reed Asset Management Co.
       6300 Lamar Avenue
       Overland Park, KS 66202                                              1,567,800          12.2%

       Thomas N. Tryforos (3)
       323  Railroad Avenue
       Greenwich, CT  06830                                                 1,534,808          12.0%

       Prescott Investors, Inc.
       323  Railroad Avenue
       Greenwich, CT  06830                                                 1,500,200          11.7%

       Barclays Global Investors
       45 Freemont Street
       San Francisco, CA 94105                                                686,844          5.4%

       Strong Capital Management, Inc.
       100 Heritage Reserve
       Menomonee Falls, WI 53051                                              672,370          5.2%

       Fleet Investment Advisors, Inc.
       100 Federal Street
       Boston, MA 02110                                                       641,801          5.0%

       Directors, Executive Officers and Nominees
       Gary A. Johnson (4)                                                  1,124,010          8.5%
       Dennis P. Walker (5)                                                   923,670          7.1%
       James B. Duffy (6)                                                     316,335          2.4%
       David Schachne (7)                                                     179,129          1.4%
       Vincent DiBenedetto (8)                                                167,867          1.3%
       Marc S. Tesler (9)                                                      71,593             %
       Alec L. Ellison (10)                                                    41,134             %
       William T. Olson III (11)                                               29,128             %
       Walter Kazmierczak (12)                                                 27,419             %
       Michael T. McClorey (13)                                                13,600             %
       Scott N. Flanders                                                        5,000             %
       Robert Kamerschen                                                        3,000             %
       Edward Stern                                                             2,000             %
       All current directors and executive officers as a group
       (13 persons)(4)(5)(6)(7)(8)(9)(10)(11)(12)(13)                       2,903,885         20.9%
-------------
* Less than or equal to 1%.


(1) Each person has sole investment and voting power with respect to the shares indicated, except as otherwise noted. The number of shares of Common Stock beneficially owned is determined under the rules of the Securities and Exchange Commission and is not necessarily indicative of beneficial ownership for any other purpose. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Any reference in the footnotes below to stock options held by the person in question relates to stock options that are currently exercisable or exercisable within 60 days after September 27, 2002.

(2) Calculated by taking the named persons' beneficial ownership as disclosed above as a percentage of the total number of shares outstanding of 12,825,030 as of September 27, 2002, plus any shares subject to options held by the person in question that are currently exercisable or exercisable within 60 days after September 27, 2002.

(3) Includes 1,500,200 shares held by Prescott Investors, Inc. which Mr. Smith and Mr. Tryforos, as investment managers for Prescott Investors, Inc., may be deemed to beneficially own.

(4) Includes 336,510 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002. Includes 54,000 shares held in trust for the benefit of Mr. Johnson's children. Mr. Johnson disclaims beneficial ownership of such shares.

(5) Includes 123,900 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002. Includes 180,800 shares held in trust for the benefit of Mr. Walker's children and 50,610 shares held by Mr. Walker's wife. Mr. Walker disclaims beneficial ownership of such shares.

(6) Includes 286,783 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

(7) Includes 179,129 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

(8) Includes 17,580 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

(9) Includes 61,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

(10) Includes 25,000 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

(11) Includes 27,128 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

(12) Includes 26,419 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

(13) Includes 12,500 shares issuable upon the exercise of outstanding options presently exercisable or exercisable within 60 days after September 27, 2002.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

The Company's Board of Directors is divided into three classes, with members of each class holding office for staggered three-year terms. The Board currently consists of two Class I directors, whose terms expire at the 2003 Annual Meeting of Stockholders, three Class II directors, whose terms expire at the 2004 Annual Meeting of Stockholders and two Class III directors whose terms expire at the 2002 Annual Meeting of Stockholders (in all cases subject to the election of their successors and to their earlier death, resignation or removal).

At this year's meeting the terms of the two Class III directors, Gary A. Johnson and Dennis P. Walker, will expire. The Board of Directors has nominated Mr. Johnson for re-election and has nominated Mr. Kamerschen as Class III Directors at the Annual Meeting, to serve for three-year terms.

The persons named in the enclosed proxy will vote to elect Gary A. Johnson and Robert Kamerschen as Class III directors, unless authority to vote for the election of the nominees is withheld by marking the proxy to that effect. The Company has a nominating committee, and all nominations are approved by the Board of Directors. Each nominee has indicated his willingness to serve, if elected, but if any nominee should be unable to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

The Board of Directors recommends that stockholders vote "FOR" the nominees.

Set forth below are the name, age and certain other information with respect to each director and nominee for director of the Company.

Class I Directors

Alec L. Ellison, 39, has been a director of the Company since 1989. Mr. Ellison has been affiliated with Broadview International L.L.C., an investment bank, since 1988 and has served as a Managing Director since 1993 and President since 2001. Mr. Ellison holds a B.A. from Yale University and an M.B.A. from Harvard Business School, where he was a Baker Scholar.

Marc S. Tesler,  56, has been a director of the Company since January 1996.
From July 1995 through January 2001, he was a general partner of Technology Crossover Ventures, L.P., a private partnership specializing in information technology investments. In January 2001, Mr. Tesler retired from Technology Crossover Ventures, L.P. Mr. Tesler received his B.S. from the University of Massachusetts and his M.B.A. from New York University.

Class II Directors

Scott N. Flanders, 45, has been a director since July 2002. Mr. Flanders has been the Chairman and Chief Executive Officer of Columbia House since September 1999. Prior to joining Columbia House, Mr. Flanders co-founded and served as Chairman of Telstreet.com, an e-commerce company specializing in helping consumers shop for wireless products and services, from January 1999 through September 1999. Previously, Mr. Flanders served as President of Macmillan publishing, a unit of Viacom, from January 1993 through December 1998. Mr. Flanders also serves on the Board of Directors of Freedom Communications and the Gazelle Fund. Mr. Flanders, a CPA, holds a B.A. from the University of Colorado and a J.D. from Indiana University.

Michael T. McClorey, 43, has been a director of the Company since April 2001. Mr. McClorey has served as President of Health Services Marketing, an operating unit of the Catalina Marketing Corporation, a targeted marketing firm, and as a member of the Office of the President since February 2000 and as Chief Executive Officer of Health Resource Publishing Company, a subsidiary of Catalina Marketing Corporation, since April 1995. Mr. McClorey also served as President of Health Resource Publishing Company from April 1995 to February 2002. Mr. McClorey holds a B.B.A. in finance from the University of Cincinnati.

Edward M. Stern, 43, has been a director of the Company since May 2002. Mr. Stern is the President, Chief Executive Officer and a director of CHI Energy, Inc., an energy company specializing in renewable technologies and a wholly-owned subsidiary of Enel S.p.A. of Rome, Italy, the world's largest publicly held utility company. Mr. Stern also serves on the Board of Directors of Energy Photovoltaics, Inc., a manufacturer of solar energy products and systems, and Energia Global International, a renewable energy company focused on the Latin American market. CHI Energy, Inc. (formerly known as Consolidated Hydro Inc.) filed a voluntary petition for reorganization under the U.S. bankruptcy laws in September 1997 and successfully emerged from bankruptcy in November 1997. Mr. Stern holds B.A., J.D. and M.B.A. degrees from Boston University.

Class III Director

Gary A. Johnson, 47, a co-founder of the Company, has served as President and Chief Executive Officer and a director of the Company since its inception in 1989. Mr. Johnson received a B.S. from Tufts University and an M.B.A. from Harvard Business School.

Robert Kamerschen, 66, is retired Chairman and Chief Executive Officer of ADVO, Inc., a leading full-service targeted direct mail marketing services company. He had been Chairman and Chief Executive Officer of DIMAC Corporation, a direct marketing services company, from September 1999 until February 2002, when that company was sold. In July 1999, he retired as Chairman of ADVO, Inc., a position he had held since 1989. Prior to January 1999, in addition to serving as Chairman of ADVO, Inc., Mr. Kamerschen had also been Chief Executive Officer since 1988. Mr. Kamerschen has also served in key senior leadership roles in a number of prominent sales and marketing driven businesses involving significant turnaround and/or transformation initiatives. Mr. Kamerschen currently serves on the boards of IMS Health Incorporated, Synavant, Inc., Radio Shack Corporation, MDC Corp. and Maxxcom. Mr. Kamerschen is a Regent for the University of Hartford and Trustee of Wadsworth Antheneum Museum. DIMAC Corporation filed a voluntary petition for reorganization under the U.S. bankruptcy laws in April 2000 and successfully emerged from bankruptcy in February 2001. Mr. Kamerschen received a B.S. and M.B.A from Miami University (Ohio).

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent shareowners are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during fiscal 2002 and upon a review of Forms 5 and amendments thereto furnished to the Company with respect to fiscal 2002, or upon written representations received by the Company from certain reporting persons that no Forms 5 were required for those persons, the Company believes that no director, executive officer or greater-than-ten-percent shareholder failed to file on a timely basis the reports required by Section 16(a) of the Exchange Act during, or with respect to, fiscal 2002, except Mr. Edward M. Stern, a director of the Company, who inadvertently failed to file on a timely basis a Form 3 with respect to his holdings of Company stock as of April 17, 2002, the date he became a director of the Company.

Board and Committee Meetings

The Board of Directors held nine meetings during fiscal 2002. No director attended less than 75% of the meetings of the Board of Directors or committee meetings on which the director served during the period of his service as a director. The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating Committee.

The Company's Audit Committee is responsible for the appointment of the Company's independent auditors, discussing and reviewing the scope and the fees of the prospective annual audit and reviewing the results thereof with the independent auditors, reviewing and approving non-audit services of the independent certified public accountants, reviewing compliance with existing major accounting and financial policies of the Company, reviewing the adequacy of the financial organization of the Company, and reviewing management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices. The Company's consolidated financial statements are currently audited by PricewaterhouseCoopers LLP. The Audit Committee met five times during fiscal 2002. The current members of the Audit Committee are Mr. Flanders, McClorey and Tesler. The Board of Directors has reviewed the composition of the Audit Committee and has determined that all members of the Audit Committee are independent within the meaning of the applicable rules governing audit committees. The Board of Directors has a written Audit Committee Charter, a copy of which was filed as an exhibit to the 2001 Proxy Statement.

The Company's Compensation Committee provides recommendations to the Board regarding compensation programs of the Company and administers and has authority to grant stock options under the Company's 1996 Stock Option Plan, 1995 Executive Officers Stock Option Plan and the 1995 Non-Employee Directors Stock Option Plan to all employees, directors and officers of the Company, including those persons who are required to file reports pursuant to Section 16(a) of the Exchange Act. The Compensation Committee also administers the Company's Amended 1990 Stock Option Plan and the Company's 1996 Employee Stock Purchase Plan. The Compensation Committee met two times during fiscal 2002. The current members of the Compensation Committee are Mr. Ellison and Tesler.

Mr. Ellison, Johnson and Tesler are members of the Nominating Committee. The Nominating Committee met two times during fiscal 2002. The function of the Nominating Committee is to recommend qualified candidates for election as officers and directors of the Company and recommend a replacement Director to the Board when a vacancy on the Board occurs or is anticipated. Stockholders wishing to recommend candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing the candidate's name, biographical data and qualifications.

Corporate Governance

The Company regularly monitors developments in the area of corporate governance. The Company is studying the new federal laws affecting this area, including the Sarbanes-Oxley Act of 2002, as well as rules proposed by the SEC and the National Association of Securities Dealers. The Company will comply with all of the applicable new rules and will implement other corporate governance best practices that are deemed to be appropriate. The Company believes that procedures are currently in place to safeguard the interests of its stockholders.

Director Compensation and Stock Options

The Company's directors do not receive any compensation for their services on the Board of Directors or any committee thereof. However, they are reimbursed for expenses incurred in connection with their attendance at Board or committee meetings. The non-employee directors (which consist of Mr. Ellison, Flanders, Kamerschen, McClorey, Stern, and Tesler) are eligible to receive options to purchase shares of Common Stock pursuant to the 1995 Non-Employee Director Stock Option Plan and the 1996 Stock Option Plan. Options granted under these plans have a term of 10 years and vest over 4 years. During fiscal 2002, Mr. McClorey and Stern received stock options in return for becoming members of the Company's Board of Directors.

Executive Compensation

Summary of Compensation

The following table sets forth certain compensation information for the fiscal years indicated, of (i) our Chief Executive Officer and (ii) the four other most highly compensated executive officers for 2002 who were serving as our executive officers on June 30, 2002 (collectively, the "Named Executive Officers"):


                           SUMMARY COMPENSATION TABLE

                                                                 Annual                   Long-Term
                                                              Compensation              Compensation
                                                   ------------------------------------ --------------
                                                                                        Securities
                                                                         Other Annual   Underlying         All Other
                                         Fiscal     Salary      Bonus    Compensation     Options        Compensation
Name and Principal Position              Year         ($)        ($)        ($)(1)     (shares) (2)         ($) (3)
---------------------------              -----   -----------     --------------------  ------------         -------


Gary A. Johnson                           2002   $  550,000  $ 935,000         -          103,796        $     375
  President and Chief                     2001      446,200      67,500        -           73,070              -
  Executive Officer                       2000      349,000     142,500        -           57,940              -

James B. Duffy                            2002   $  385,000  $  327,250        -           49,427        $   1,388
  Executive Vice President                2001      372,300      37,500        -           47,590              -
  and Chief Financial Officer             2000      304,700     113,000        -           39,440              -

David Schachne                            2002   $  385,000  $  154,000        -           34,049        $   1,388
  Executive Vice President,               2001      372,300      37,500        -           47,590              -
  Business Development                    2000      304,400     137,500        -           39,440              -

Vincent DiBenedetto                       2002   $  400,400  $   83,300        -           20,320    (4) $     -
  Executive Vice President,
  Client Services

William T. Olson III                      2002   $  335,000  $  120,600        -            8,512        $   1,388
  Executive Vice President,               2001       78,800      50,000        -          100,000    (5)       -
  Client Services

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constitute less than the lesser of $50,000 or ten percent of the total salary and bonus reported for the executive officer during the fiscal years ended June 30, 2002, 2001, and 2000.

(2) The Company did not grant any restricted stock awards or stock appreciation rights during the year ended June 30, 2002, 2001 and 2000. The Company does not have any long-term incentive plans.

(3) The amounts reported in this column consist solely of the Company's matching contributions under the 401(k) Profit Sharing Plan.

(4) Mr. DiBenedetto joined the Company in October of 2000 and was elected as an executive officer during fiscal 2002.

(5) Mr. Olson joined the Company in March of 2001 and was elected as an executive officer during fiscal 2001.


Option Grants

The following table sets forth certain information concerning option grants during the fiscal year ended June 30, 2002 to the Named Executive Officers and the number and value of the unexercised options held by such persons on June 30, 2002:

                        OPTION GRANTS IN LAST FISCAL YEAR



                                                          Individual Grants                  Potential Realizable
                                         -------------------------------------------------           Value at
                                                        Percent of                           Assumed Annual Rates of
                                          Number of        Total                             Stock Price Appreciation
                                          Securities      Options                                       for
                                          Underlying     Granted to    Exercise                     Option Term (1)
                                           Options      Emloyees in      Price    Expiration --------------------------
Name                                     Granted (#)     Fiscal Year     ($/Sh)     Date         5% ($)        10% ($)
-----                                    -----------     -----------    -------     -----        ------        -------

Gary A. Johnson                             103,796        9.2%      $   20.35     7/6/11    $1,328,382    $3,366,380

James B. Duffy                               49,427        4.4%          20.35     7/6/11       632,567     1,603,049

David Schachne                               34,049        3.0%          20.35     7/6/11       435,759     1,104,300

Vincent DiBenedetto                          20,320        1.8%          20.35     7/6/11       260,055       659,032

William T. Olson III                          8,512        0.8%          20.35     7/6/11       108,937       276,067


(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future stock prices. This table does not take into account any appreciation or depreciation in the price of the Common Stock to date. Actual gain, if any, on stock option exercises will depend on future performance of the Common Stock and the date on which the options are exercised. Values shown are net of the option exercise price, but do not include deductions for tax or other expenses associated with the exercise. These options generally become exercisable over a four-year period (25% per year) and expire at the earlier of termination of employment or ten years from date of grant. In the event of a change in control of the Company, the Board has the discretion to provide that all options become exercisable in full immediately prior to such event.

Option Exercises and Holdings

The following table sets forth certain information concerning each exercise of a stock option during the fiscal year ended June 30, 2002 by each of the Named Executive Officers, and the number and value of unexercised options held by each of the Named Executive Officers on June 30, 2002:




                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                Number of
                                                                                Securities               Value of
                                                                                Underlying             Unexercised
                                                                           Unexercised Options         In-the-Money
                                                                                At Fiscal           Options at Fiscal
                                               Shares                          Year-End (#)          Year-End ($)(1)
                                            Acquired on       Value            Exercisable/            Exercisable/
Name                                        Exercise (#)   Realized ($)       Unexercisable           Unexercisable
-----                                       ------------   ------------       -------------           -------------

Gary A. Johnson                                  -              -         253,466 / 221,910        1,989,484 / 79,138

James B. Duffy                                   -              -         237,906 / 119,601        2,133,902 / 32,139

David Schachne                                 21,600        407,007      135,548 / 102,771         584,940 / 31,007

Vincent DiBenedetto                              -              -          12,500 / 57,820               - / -

William T. Olson III                             -              -          25,000 / 83,512               - / -


(1) The per share value of unexercised in-the-money options is calculated by subtracting the per share option exercise price from the last per share sale price of the Company's Common Stock on the Nasdaq National Market on June 28, 2002 ($18.53) for those options which have an exercise price below the Company's stock price on June 28, 2002.

Certain Relationships and Related Transactions

As of the closing of the Company's initial public offering in October 1996, the Company adopted a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors, and (ii) be on terms that are no less favorable to the Company than could be obtained from unaffiliated third parties. However, the policy does not allow for the grant of any personal loans to or for any director or executive officer.

For a description of option grants to certain executive officers of the Company, see "Executive Compensation -- Option Grants."

                          REPORT OF THE audit COMMITTEE

The Audit Committee of the Board of Directors reviews the Company's financial reporting process on behalf of the Board of Directors and operates under a written charter approved by the Board of Directors, a copy of which was filed as an exhibit to the 2001 Proxy Statement. The adequacy of the charter is evaluated annually. The Sarbanes-Oxley Act of 2002 (the "Act"), recently signed into law by President Bush, proposed changes to the listing standards of the National Association of Securities Dealers which are currently before the Securities and Exchange Commission for approval. The Act contains provisions that will supersede or supplement the existing policies, procedures and practices of the Committee. The Committee will reconsider its charter in light of these legislative and rule-making developments, intending to comply fully with the Act and any revised listing standards.

The Committee consists of Mr. Flanders, McClorey and Tesler. None of the members are officers or employees of the Company and all members of the Audit Committee are independent within the meaning of the applicable rules governing audit committees. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon. The Audit Committee monitors these processes.

The Committee has met and held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees".

In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, "Independence Discussion with Audit Committees".

The Committee discussed with the Company's independent auditors the overall scope and plans for its audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of its examination, the evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2002, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.


                                 Audit Committee

                                 Scott N. Flanders
                                 Michael T. McClorey
                                 Marc S. Tesler

                      REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors (the "Compensation Committee") is currently composed of two non-employee directors, Alec L. Ellison and Marc S. Tesler. The Compensation Committee is responsible for establishing and administering the policies that govern both annual compensation and performance-based equity ownership of the Company's executive officers.

This report is submitted by the Compensation Committee and addresses the Company's policies for 2002 as they apply to the Named Executive Officers.

Policies and Philosophy

The Company's executive compensation program is structured and administered to achieve three broad goals in a manner consistent with stockholder interests. First, the Compensation Committee structures executive compensation programs and decisions regarding individual compensation in a manner that the Compensation Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. Finally, the Compensation Committee designs the Company's executive compensation programs to provide executives with long-term ownership opportunities in the Company in an attempt to align executive and stockholder interests.

In evaluating both individual and corporate performance for purposes of determining salary and bonus levels and stock option grants, the Compensation Committee places significant emphasis on the extent to which strategic and business plan goals are met, including the progress and success of the Company with respect to matters such as achieving operating budgets, establishing strategic marketing, distribution and development alliances, product development and enhancement of the Company's strategic position, as well as on the Company's overall financial performance.

Executive Compensation in Fiscal 2002

The compensation programs for the Company's executives established by the Compensation Committee consist of three elements based upon the foregoing objectives: (i) base salary and benefits competitive with the marketplace; (ii) bonus grants based on individual and Company performance; and (iii) stock-based equity incentive in the form of participation in the 1996 Stock Option Plan, the 1995 Executive Officers' Stock Option Plan and the 1996 Employee Stock Purchase Plan. The Compensation Committee believes that providing a base salary and benefits to its executive officers that are competitive with the marketplace enables the Company to attract and retain key executives. In addition, the Compensation Committee believes that bonuses based on both corporate and individual performance provide incentives to its executive officers that align their interests with those of the Company as a whole. The Compensation Committee generally provides executive officers discretionary stock option awards to reward them for achieving specified business objectives and to provide them with long-term ownership opportunities. In evaluating the salary level, bonuses and equity incentives to award to each current executive officer, the Compensation Committee examines the progress which the Company has made in areas under the particular executive officer's supervision, such as development or sales, and the overall performance of the Company.

In determining the salary and bonuses of each executive officer, including the Named Executive Officers, the Compensation Committee and the Board of Directors consider numerous factors such as (i) the individual's performance, including the expected contribution of the executive officer to the Company's goals, (ii) the Company's long-term needs and goals, including attracting and retaining key management personnel, (iii) the Company's competitive position, including data on the payment of executive officers at comparable companies and (iv) the Company's financial performance measured versus financial targets approved by the Board of Directors and Compensation Committee. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the historic compensation levels of the individual.

Stock option grants made pursuant to the 1995 Executive Officers' Stock Option Plan and the 1996 Stock Option Plan in the fiscal years ended June 30, 2002, 2001 and 2000 were designed to make a portion of the overall compensation of the executive officers receiving such awards vary depending upon the performance of the Company's Common Stock. Such grants, as a result of vesting arrangements applicable to such stock options, also serve as a means of retaining these individuals. In making stock option grants to executives, the Compensation Committee considers a number of factors, including the performance of the executive, the responsibilities of the executive, and the executive's current stock or option holdings.

Benefits

The Company's executive officers are entitled to receive medical benefits and life insurance benefits and to participate in the Company's 401(k) Savings Plan on the same basis as other full-time employees of the Company. The Company's 1996 Employee Stock Purchase Plan, which is available to virtually all employees, including certain executive officers and directors who are employees, allows participants to purchase shares at a discount of approximately 15% from the fair market value at the beginning or end of the applicable purchase period.

Compensation of the Chief Executive Officer in Fiscal 2002

The compensation philosophy applied by the Compensation Committee in establishing the compensation for the Company's President and Chief Executive Officer is the same as for the other senior management of the Company - to provide a competitive compensation opportunity that rewards performance.

During fiscal 2002, Mr. Johnson served as President and Chief Executive Officer of the Company and was paid a base salary of $550,000 and a bonus of $935,000. The Compensation Committee determined Mr. Johnson's base salary based on the same market criteria used for other senior officers. Mr. Johnson was also granted options to purchase 103,796 shares of Common Stock at an exercise price of $20.35 per share under the 1996 Stock Option Plan.

Compliance with Section 162(m) of the Code

Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows tax deductions to publicly-traded corporations for compensation over $1,000,000 paid to the corporation's Chief Executive Officer or certain of its other highly compensated employees. Qualifying performance-based compensation will not be subject to this disallowance if certain requirements are met. The Compensation Committee believes that it is in the best interests of the Company's stockholders to comply with such tax law, while still maintaining the goals of the Company's executive compensation program. Accordingly, where it is deemed necessary and in the best interests of the Company to continue to attract and retain the best possible executive talent, and to motivate such executives to achieve the goals inherent in the Company's business strategy, the Compensation Committee will recommend, and the Company is expected to pay, compensation to executive officers which may exceed the limits of deductibility.

                                 COMPENSATION COMMITTEE


                                 Alec L. Ellison
                                 Marc S. Tesler

                            STOCK PERFORMANCE GRAPH


The following graph compares the cumulative total stockholder return on the Common Stock of the Company during the period from June 30, 1997 to June 30, 2002 with the cumulative total return over the same period of (i) the Nasdaq National Market (U.S. Companies) (the "Nasdaq Composite Index") and (ii) the Dow Jones Consumer Non-Cyclical Index for the Consumer Services sector (the "Dow Jones Non-Cyclical Index"). This comparison assumes the investment of $100 on June 30, 1997 in the Company's Common Stock, the Nasdaq Composite Index and the Dow Jones Non-Cyclical Index and assumes dividends, if any, are reinvested.

                             [STOCK PERFORMANCE GRAPH]

                      COMPARISON OF CUMULATIVE TOTAL RETURN

                                   June 30,   June 30, 1998   June 30,     June 30,     June 30,     June 30,
                                     1997                       1999         2000         2001         2002

  MemberWorks Incorporated         $ 100.00     $ 200.00      $ 179.84     $ 208.53     $ 143.50     $ 114.91

  Nasdaq Composite Index           $ 100.00     $ 131.75      $ 188.08     $ 279.85     $ 151.70     $ 103.39

  Dow Jones Non-Cyclical Index     $ 100.00     $ 156.98      $ 333.75     $ 298.44     $ 255.42     $ 244.08

                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors, at the recommendation of the Audit Committee, has selected the firm of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1990. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection of PricewaterhouseCoopers LLP.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Audit Fees

During the fiscal year ended June 30, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements were $139,000.

Information Systems and Implementation Fees

During the fiscal year ended June 30, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for Customer Relationship Management systems and implementation fees for such fiscal year were $1,988,682.

All Other Fees

During the fiscal year ended June 30, 2002, the aggregate fees billed by PricewaterhouseCoopers LLP for all other professional fees for such fiscal year were $47,544. Other professional services include items such as audits of employee benefit plans, comfort letters and consents and consultation on accounting standards or transactions.

The Audit Committee has determined the rendering of the information technology consulting fees and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

                                   PROPOSAL 3

                  APPROVAL OF 1996 STOCK OPTION PLAN AMENDMENT

                       AMENDMENT TO 1996 STOCK OPTION PLAN

The Company's 1996 Stock Option Plan, as amended (the "Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in August 1996, and became effective as of August 13, 1996.

On September 27, 2002, the Board of Directors adopted a resolution proposing that the number of shares of Common Stock reserved for issuance under the Plan be increased by 1,000,000 shares. The Plan Amendment is being presented for the approval of the Company's stockholders.

If approved by the Company's stockholders, the Plan Amendment would effect the following changes:

Section 4 of the Plan would be amended in its entirety to read as follows:

      4.   Stock Subject to Plan

      The maximum number of shares of Common Stock which may be issued and sold under the Plan is 6,600,000 shares. If an option granted under the Plan shall expire or terminate for any reasons without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall the number of shares issued pursuant to the exercise of Incentive Stock Options exceed 6,600,000. The maximum number of shares that may be issued under the Plan and the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options are subject to adjustment in accordance with Section 15 below.

The Plan is intended to secure for the Company and its stockholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. As of August 31, 2002, options to purchase 6,695,826 shares of Common Stock had been granted under the Plan, of which 1,812,306 shares had been forfeited, and 716,481 shares of Common Stock remained available for future option grants under the Plan. The Board of Directors believes that the Plan Amendment is in the best interests of the Company's stockholders because approval of the Plan Amendment will enable the Company to continue to implement effectively the Plan and attain the stated goal of the Plan. If the Plan Amendment is not approved, the Company will soon deplete the options available for grant under the Plan.

The following summary of the Plan (which assumes adoption of the Plan Amendment) is qualified in its entirety by reference to the complete text of the Plan, as amended hereby, is attached as Annex A to this Proxy Statement. Capitalized terms used in this section of the Proxy Statement will, unless otherwise defined, have the meanings assigned to them in the text of the Plan.

Shares Subject to the Plan

Upon approval of the Plan Amendment, a maximum of 6,600,000 shares of Common Stock, in the aggregate, may be issued and sold under the Plan. The authorized shares issuable in connection with the Plan are subject to adjustment in the event that any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction affects the Common Stock such that adjustment is appropriate to prevent dilution or enlargement of the rights of participants under the Plan. Any adjustment will be made by the Board of Directors' Compensation Committee (the "Committee"), whose determination will be final, binding and conclusive.

If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Common Stock subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that the maximum number of shares that may be issued pursuant to exercise of Incentive Stock Options shall not exceed 6,600,000.

Administration

The Plan provides that it shall be administered by the Board of Directors, or a committee appointed by the Board. Pursuant to such authority, the Board of Directors has appointed its Compensation Committee to administer the Plan. The Committee is authorized, among other things, to grant options to purchase shares of Common Stock, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Committee, necessary or desirable for the administration of the Plan.

Participants and Terms of Awards

The Plan provides for the granting of (a) Non-Statutory Options and (b) Incentive Stock Options to certain individuals. Non-Statutory Options may be granted to such persons who are, at the time of the grant, employees, officers or directors of, or consultants or advisors to, the Company as the Committee may select in its sole discretion. There are approximately 1,000 persons eligible to receive Non-Statutory Options under the Plan.

Employees of the Company are eligible to receive Incentive Stock Options under
Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee may select in its sole discretion those employees to whom Incentive Stock Options will be granted. There are approximately 1,000 persons eligible to be granted Incentive Stock Options under the Plan.

Assuming that the Plan Amendment is approved by the Company's stockholders, an aggregate of 6,600,000 shares of Common Stock is reserved for issuance under the Plan, subject to adjustment. The total number of shares of Common Stock subject to options granted to any employee under the Plan during any calendar year will not exceed 175,000 shares.

As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Committee. Such option agreements may differ among recipients.

The exercise price of each option is established by the Committee, but in no event can the exercise price of an Incentive Stock Option be less than the fair market value of the Common Stock on the date of the grant (or not less than 110% of the fair market value of the Common Stock on the date of the grant if the individual to whom an Incentive Stock Option is granted owns, as of the date of the grant, shares of the Company's capital stock possessing 10% or more of the total voting power of all outstanding shares of the Company's capital stock). The aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual to whom an Incentive Stock Option is granted during any calendar year may not exceed $100,000.

The Committee has the authority to determine other terms of the options granted, including (i) the number of shares subject to each option, (ii) option exercise terms, (iii) the duration of the option, and (iv) the time, manner and form of payment upon exercise of an option. Although the Committee will determine the duration of the option, no Incentive Stock Option may be exercised more than ten years after the date of grant. Furthermore, if an Incentive Stock Option is granted to an individual who owns, as of the date of grant, shares of the Company's capital stock possessing 10% or more of the total voting power of all outstanding shares of the Company's capital stock, such Incentive Stock Option may not be exercised more than five years after the date of grant. The Committee may affect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price which may be lower or higher than the exercise price of the cancelled options or
(ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price which is higher or lower than the then-current exercise price of such outstanding options.

Options are not assignable or transferable by the optionee other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that Non-Statutory Options may be transferred as provided by the Board Of Directors.

Other Features of the Plan

The Plan provides that the Committee shall determine the period of exercisability for outstanding options in the event of (i) the termination of an optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee; however, fixed periods of exercisability are provided in the Plan in the case of Incentive Stock Options.

The Committee may, in its sole discretion, (i) include additional provisions in option agreements covering options granted under the Plan (provided that such additional provisions are not inconsistent with any other term or condition of the Plan or causes any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the
Code), (ii) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (iii) extend duration of the option.

In the event of a consolidation or merger or sale of all of substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions with respect to outstanding options: (i) provide for the assumption of the options by the surviving or acquiring corporation, (ii) upon written notice to the optionees, provide for the termination of all unexercised options immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period of time following the notice, (iii) in the case of a merger in which stockholders of the Company will receive a cash payment for each share surrendered in the merger, provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

The Committee may at any time, and from time to time, modify or amend the Plan in any respect; provided, however, that if at any time the approval of the Company's stockholders is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Company shall obtain such approval before modifying or amending the Plan.

The Plan shall continue in effect until August 12, 2006 unless terminated earlier pursuant to a consolidation, merger or sale of all or substantially all of the assets of the Company or a liquidation of the Company.

Any option outstanding on August 12, 2006 will remain in effect until it is exercised, terminates or expires in accordance with its terms.

New Plan Benefits

With respect to all future grants, the Committee has full discretion to determine the number and amount of options to be granted to employees, officers or directors of, or consultants or advisors to, the Company under the Plan, subject to an annual limitation on the total number of options that may be granted to any employee under the Plan. Therefore, other than as described in this paragraph, the benefits and amounts that will be received by each of the officers named in the Security Ownership of Certain Beneficial Owners and Management table set forth in this Proxy Statement, the directors of the Company, the executive officers as a group and all other employees under the Plan are not presently determinable.

Certain Income Tax Consequences

The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to options under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

Non-Statutory Stock options. The grant of a Non-Statutory Stock Option will have no immediate tax consequence to the Company or the employee. The exercise of a Non-Statutory Stock Option will require an employee to include in his gross income the amount by which the aggregate fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) exceeds the aggregate purchase price paid for such shares. Upon a subsequent sale or taxable exchange of shares acquired upon exercise of a Non-Statutory Stock Option, an employee will recognize long or short-term capital gain or loss equal to the difference between the amount realized on the sale and the tax basis of such shares.

The Company will be entitled (provided applicable income tax reporting requirements are met) to a deduction at the same time and in the same amount as the employee is in receipt of income in connection with his exercise of a Non-Statutory Stock Option.

Incentive Stock Options. The grant of an Incentive Stock Option will have no immediate tax consequences to the Company or the employee. Upon exercise of an Incentive Stock Option, the employee generally recognizes no income. If an employee disposes of the shares acquired on the exercise of an Incentive Stock Option within two years after the grant of the option or within one year after the date of the transfer of such shares to him (a "disqualifying disposition"), he will be required to include in income, as compensation, the lesser of (i) the difference between the aggregate purchase price paid and the fair market value of the acquired shares on the exercise date (or the date on which any substantial risk of forfeiture lapses) or (ii) the amount of gain realized on such disposition. Any additional gain or loss recognized will be a capital gain or loss.

If any employee does not make a disqualifying disposition, he will realize no compensation income and any gain or loss that he realizes on a subsequent disposition of such shares will be treated as a capital gain or loss. For purposes of computing the employee's alternative minimum taxable income, however, the option generally will be treated as if it were a Non-Statutory Stock Option.

The Company will be entitled to a deduction at the same time and in the same amount as the employee is in receipt of compensation income as a result of a disqualifying disposition. If there is no disqualifying disposition, no deduction will be available to the Company.

The Board of Directors recommends that stockholders vote "FOR" the approval of the Plan Amendment.

                                  OTHER MATTERS

The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                              SOLICITATION EXPENSES

All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews, and the Company reserves the right to retain outside agencies for the purpose of soliciting proxies. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names, and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

                             STOCKHOLDERS' PROPOSALS

Proposals of stockholders intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal office in Stamford, Connecticut not later than June 21, 2003 for inclusion in the proxy statement for that meeting.

                                 By Order of the Board of Directors,


                                 James B. Duffy
                                 Secretary

October 1, 2002







THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS CAN VOTE THEIR SHARES BY USING THE TELEPHONE. INSTRUCTIONS FOR USING THIS CONVENIENT SERVICE ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                        Annex A



                            MEMBERWORKS INCORPORATED

                         AMENDED 1996 STOCK OPTION PLAN


1.       Purpose.
         -------

         The purpose of this plan (the "Plan') is to secure for MemberWorks Incorporated (the "Company") and its shareholders the benefits arising from capital stock ownership by employees, officers and directors of, and consultants or advisors to, the Company and its parent and subsidiary corporations who are expected to contribute to the Company's future growth and success. Except where the context otherwise requires, the term "Company" shall include the parent and all present and future subsidiaries of the Company as defined in Sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended or replaced from time to time (the "Code"). Those provisions of the Plan which make express reference to Section 422 shall apply only to Incentive Stock Options (as that term is defined in the Plan).

2.       Type of Options and Administration.
         ----------------------------------

         (a) Types of Options. Options granted pursuant to the Plan may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Code or Non-Statutory Options which are not intended to meet the requirements of Section 422 of the Code ("Non-Statutory Options").

         (b)      Administration.
                  --------------

                  (i) The Plan will be administered by the Board of Directors of the Company, whose construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Board of Directors may in its sole discretion grant options to purchase shares of the Company's Series E Common Stock ("Common Stock"), or any successor shares, and issue shares upon exercise of such options as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which need not be identical, and to make all other determinations which are, in the judgment of the Board of Directors, necessary or desirable for the administration of the Plan. The Board of Directors may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. No director or person acting pursuant to authority delegated by the Board of Directors shall be liable for any action or determination under the Plan made in good faith.

         (ii) The Board of Directors may, to the full extent permitted by or consistent with applicable laws or regulations delegate any or all of its powers under the Plan to a committee (the "Committee") appointed by the Board of Directors, and if the Committee is so appointed all references to the Board of Directors in the Plan shall mean and relate to such Committee.

3.       Eligibility.
         -----------

         Options may be granted to persons who are, at the time of grant, employees, officers or directors of, or consultants or advisors to, the Company; provided, that the class of employees to whom Incentive Stock Options may be granted shall be limited to all employees of the Company. A person who has been granted an option may, if he or she is otherwise eligible, be granted additional options if the Board of Directors shall so determine. Subject to adjustment as provided in Section 15 below, the maximum number of shares with respect to which options may be granted to any employee under the Plan shall not exceed 175,000 shares of common stock during any calendar year during the term of the Plan. For the purpose of calculating such maximum number, (a) an option shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or the issuance of a new option in substitution for a cancelled option shall be deemed to constitute the grant of a new additional option separate from the original grant of the option that is repriced or cancelled.


4.       Stock Subject to Plan.
         ---------------------

         Subject to adjustment as provided in Section 15 below, the maximum number of shares of Common Stock which may be issued and sold under the Plan is 6,600,000 shares. If an option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan. If shares issued upon exercise of an option under the Plan are tendered to the Company in payment of the exercise price of an option granted under the Plan, such tendered shares shall again be available for subsequent option grants under the Plan; provided, that in no event shall such shares be made available for exercise of Incentive Stock Options.

5.       Forms of Option Agreements.
         --------------------------

         As a condition to the grant of an option under the Plan, each recipient of an option shall execute an option agreement in such form not inconsistent with the Plan as may be approved by the Board of Directors. Such option agreements may differ among recipients.

6.       Purchase Price.
         --------------

         (a) General. The purchase price per share of stock deliverable upon the exercise of an option shall be determined by the Board of Directors, provided, however, that in the case of an Incentive Stock Option, the exercise price shall not be less than 100% of the fair market value of such stock, as determined by the Board of Directors, at the time of grant of such option, or less than 110% of such fair market value in the case of options described in Section 11(b).

         (b) Payment of Purchase Price. Options granted under the Plan may provide for the payment of the exercise price by delivery of cash or a check to the order of the Company in an amount equal to the exercise price of such options, or, to the extent provided in the applicable option agreement, (i) by delivery to the Company of shares of Common Stock of the Company already owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised or (ii) by any other means (including, without limitation, by delivery of a promissory note of the optionee payable on such terms as are specified by the Board of Directors) which the Board of Directors determines are consistent with the purpose of the Plan and with applicable laws and regulations (including, without limitation, the provisions of Regulation T promulgated by the Federal Reserve Board). The fair market value of any shares of the Company's Common Stock or other non-cash consideration which may be delivered upon exercise of an option shall be determined by the Board of Directors.

7.       Option Period.
         -------------

         Each option and all rights thereunder shall expire on such date as shall be set forth in the applicable option agreement, except that, in the case of an Incentive Stock Option, such date shall not be later than ten years after the date on which the option is granted and, in all cases, options shall be subject to earlier termination as provided in the Plan.

8.       Exercise of Options.
         -------------------

         Each option granted under the Plan shall be exercisable either in full or in installments at such time or times and during such period as shall be set forth in the agreement evidencing such option, subject to the provisions of the Plan.

9.       Nontransferability of Options.
         -----------------------------

         Options shall not be assignable or transferable by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the optionee, shall be exercisable only by the optionee; provided, however, that Non-Statutory Options may be transferred as follows:

     (a) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of ERISA; or

         (b) without consideration by an optionee, subject to such rules as the Board of Directors may adopt to preserve the purposes of the Plan (including limiting such transfers to transfers by optionees who are directors or senior executives), to:
                  (A)      a member of an optionee's immediate family,
                  (B) a trust solely for the benefit of the optionee and the optionee's immediate family, or (C) a partnership, limited liability company or corporation whose only partners, members or shareholders are the optionee and the optionee's immediate family members, (each transferee described in subsections (a) (b) above is hereafter referred to as a "permitted transferee"), provided that the Board of Directors is notified in advance, in writing, of the terms and conditions of any proposed transfer under subsection
(a) or (b) and it determines that the proposed transfer complies with the requirements of the Plan and the applicable option agreement. Any purported assignment, alienation, pledge, sale, transfer or encumbrance that does not qualify under subsection (a) or (b) shall be void and unenforceable against the Company. For this purpose, "immediate family" shall mean, with respect to a particular optionee, the optionee's spouse, children or grandchildren (including adopted children, stepchildren, adopted grandchildren and stepgrandchildren).

         (b) The terms of any Option shall apply to the executors and administrators of the optionee and of the permitted transferees of the optionee (including the executors and administrators of the permitted transferees), including the right to agree to any amendment to the applicable option agreement, except that permitted transferees shall not transfer any option other than by will or by the laws of descent and distribution.

         (c) An option shall be exercised only by the optionee (or his or her attorney in fact, guardian, or, in the case of a transferred option, by a permitted transferee), or, in the case of the optionee's death, by the optionee's executors or administrators (including, in the case of a transferred option, by the executors or administrators of the permitted transferee), and no shares shall be issued by the Company unless the exercise of an option is accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligations on such exercise or by other arrangements satisfactory to the Board of Directors to provide for such payment."

10.      Effect of Termination of Employment or Other Relationship.
         ---------------------------------------------------------

         Except as provided in Section 11(d) with respect to Incentive Stock Options, and subject to the provisions of the Plan, the Board of Directors shall determine the period of time during which an optionee may exercise an option following (i) the termination of the optionee's employment or other relationship with the Company or (ii) the death or disability of the optionee. Such periods shall be set forth in the agreement evidencing such option.

11.      Incentive Stock Options.
         -----------------------

         Options granted under the Plan which are intended to be Incentive Stock Options shall be subject to the following additional terms and conditions:

     (a) Express Designation. All Incentive Stock Options granted under the Plan shall, at the time of grant, be specifically designated as such in the option agreement covering such Incentive Stock Options.

         (b) 10% Shareholders. If any employee to whom an Incentive Stock Option is to be granted under the Plan is, at the time of the grant of such option, the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (after taking into account the attribution of stock ownership rules of Section 424(d) of the Code), then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual:

                (i) The purchase price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the fair market value of one share of Common Stock at the time of grant; and

     (ii) The option exercise period shall not exceed five years from the date of grant.

         (c) Dollar Limitation. For so long as the Code shall so provide, options granted to any employee under the Plan (and any other incentive stock option plans of the Company) which are intended to constitute Incentive Stock Options shall not constitute Incentive Stock Options to the extent that such options, in the aggregate, become exercisable for the first time in any one calendar year for shares of Common Stock with an aggregate fair market value (determined as of the respective date or dates of grant) of more than $100,000.

         (d) Termination of Employment, Death or Disability. No Incentive Stock Option may be exercised unless, at the time of such exercise, the optionee is, and has been continuously since the date of grant of his or her option, employed by the Company, except that:

                  (i) an Incentive Stock Option may be exercised within the period of three months after the date the optionee ceases to be an employee of the Company (or within such lesser period as may be specified in the applicable option agreement), provided, that the agreement with respect to such option may designate a longer exercise period and that the exercise after such three-month period shall be treated as the exercise of a non-statutory option under the Plan;

                  (ii) if the optionee dies while in the employ of the Company, or within three months after the optionee ceases to be such an employee, the Incentive Stock Option may be exercised by the person to whom it is transferred by will or the laws of descent and distribution the period of one year after date of death (or within such lesser period as may be specified in the applicable option agreement); and

                  (iii) if the optionee becomes disabled (within the meaning of Section 22(e) (3) of the Code or any successor provisions thereto) while in the employ of the Company, the Incentive Stock Option may be exercised within the period of one year after the date the optionee ceases to be such an employee because of such disability (or within such lesser period as may be specified in the applicable option agreement).

For all purposes of the Plan and any option granted hereunder, "employment" shall be defined in accordance with the provisions of Section 1.421-7(h) of the Income Tax Regulations (or any successor regulations). Notwithstanding the foregoing provisions, no Incentive Stock Option may be exercised after its expiration date.

12.      Additional Provisions.
         ---------------------

         (a) Additional Option Provisions. The Board of Directors may, in its sole discretion, include additional provisions in option agreements covering options granted under the Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Board of Directors; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

         (b) Acceleration, Extension, Etc. The Board of Directors may, in its sole discretion, (i) accelerate the date or dates on which all or any particular option or options granted under the Plan may be exercised or (ii) extend the dates during which all, or any particular, option or options granted under the Plan may be exercised.

13.      General Restrictions.
         --------------------

         (a) Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, or with covenants or representations made by the Company in connection with any public offering of its Common Stock.

         (b) Compliance With Securities Laws. Each option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of non-public information or the satisfaction of any other condition is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval, or satisfaction of such condition shall have been effected or obtained on conditions acceptable to the Board of Directors. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

14.      Rights as a Shareholder.
         -----------------------

The holder of an option shall have no rights as a shareholder with respect to any shares covered by the option (including, without limitation, any rights to receive dividends or non-cash distributions with respect to such shares) until the date of issue of a stock certificate to him or her for such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

15.      Adjustment Provisions for Recapitalizations and Related Transactions

         (a) General. If, through or as a result of any merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, (i) the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities of the Company, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock or other securities, an appropriate and proportionate adjustment may be made in (x) the maximum number and kind of shares reserved for issuance under the Plan, (y) the number and kind of shares or other securities subject to any then outstanding options under the Plan, without changing the aggregate purchase price as to which such options remain exercisable. Notwithstanding the foregoing, no adjustment shall be made pursuant to this Section 15 if such adjustment would cause the Plan to fail to comply with Section 422 of the Code.

         (b) Board Authority to Make Adjustments. Any adjustments under this
Section 15 will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive. No fractional shares will be issued under the Plan on account of any such adjustments.

16.      Merger, Consolidation, Asset Sale, Liquidation, etc.

(a) General. In the event of a consolidation or merger or sale of all or substantially all of the assets of the Company in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Company, the Board of Directors of the Company, or the board of directors of any corporation assuming the obligations of the Company, may, in its discretion, take any one or more of the following actions, as to outstanding options: (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised by the optionee within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Company will receive upon consummation thereof a cash payment for each share surrendered in the merger (the "Merger Price"), make or provide for a cash payment to the optionees equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding options (to the extent then exercisable at prices not in excess of the Merger Price) and
(B) the aggregate exercise price of all such outstanding options in exchange for the termination of such options, and (iv) provide that all or any outstanding options shall become exercisable in full immediately prior to such event.

         (b) Substitute Options. The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board of Directors considers appropriate in the circumstances.

17.      No Special Employment Rights.
         ----------------------------

         Nothing contained in the Plan or in any option shall confer upon any optionee any right with respect to the continuation of his or her employment by the Company or interfere in any way with the right of the Company at any time to terminate such employment or to increase or decrease the compensation of the optionee.

18.      Other Employee Benefits.
         -----------------------

         Except as to plans which by their terms include such amounts as compensation, the amount of any compensation deemed to be received by an employee as a result of the exercise of an option or the sale of shares received upon such exercise will not constitute compensation with respect to which any other employee benefits of such employee are determined, including, without limitation, benefits under any bonus, pension, profit-sharing, life insurance or salary continuation plan, except as otherwise specifically determined by the Board of Directors.

19.      Amendment of the Plan.
         ---------------------

         (a) The Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, except that if at any time the approval of the shareholders of the Company is required under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board of Directors may not effect such modification or amendment without such approval.

         (b) The termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option previously granted to him or her. With the consent of the optionee affected, the Board of Directors may amend outstanding option agreements in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify (i) the terms and provisions of the Plan and of any outstanding Incentive Stock Options granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code and (ii) the terms and provisions of the Plan and of any outstanding option to the extent necessary to ensure the qualification of the Plan under Rule 16b-3.

20.      Withholding.
         -----------

(a) The Company shall have the right to deduct from payments of any kind otherwise due to the optionee any federal, state or local taxes of any kind required by law to be withheld with respect to any shares issued upon exercise of options under the Plan. Subject to the prior approval of the Company, which may be withheld by the Company in its sole discretion, the optionee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company to withhold shares of Common Stock otherwise issuable pursuant to the exercise of an option or (ii) by delivering to the Company shares of Common Stock already owned by the optionee. The shares so delivered or withheld shall have a fair market value equal to such withholding obligation. The fair market valueof the shares used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined. An optionee who has made an election pursuant to this Section 20(a) may only satisfy his or her withholding obligation with shares of Common Stock which are not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(b) Notwithstanding the foregoing, in the case of a Reporting Person, no election to use shares for the payment of withholding taxes shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 (unless it is intended that the transaction not qualify for exemption under Rule 16b-3).

21.      Cancellation and New Grant of Options, Etc.
         ------------------------------------------

         The Board of Directors shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, (i) the cancellation of any or all outstanding options under the Plan and the grant in substitution therefor of new options under the Plan covering the same or different numbers of shares of Common Stock and having an option exercise price per share which may be lower or higher than the exercise price per share of the cancelled options or (ii) the amendment of the terms of any and all outstanding options under the Plan to provide an option exercise price per share which is higher or lower than the then-current exercise price per share of such outstanding options.

22.      Effective Date and Duration of the Plan.
         ---------------------------------------

         (a) Effective Date. The Plan shall become effective when adopted by the Board of Directors, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, options previously granted under the Plan shall not vest and shall terminate and no options shall be granted thereafter. Amendments to the Plan not requiring shareholder approval shall become effective when adopted by the Board of Directors; amendments requiring shareholder approval (as provided in Section 19) shall become effective when adopted by the Board of Directors, but no option granted after the date of such amendment shall become exercisable (to the extent that such amendment to the Plan was required to enable the Company to grant such option to a particular person) unless and until such amendment shall have been approved by the Company's shareholders. If such shareholder approval is not obtained within twelve months of the Board's adoption of such amendment, any options granted on or after the date of such amendment shall terminate to the extent that such amendment was required to enable the Company to grant such option to a particular optionee. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) Termination. Unless sooner terminated in accordance with Section 16, the Plan shall terminate upon the close of business on the day next preceding the tenth anniversary of the date of its adoption by the Board of Directors. Options outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

23.      Provision for Foreign Participants.
         ----------------------------------

         The Board of Directors may, without amending the Plan, modify awards or options granted to participants who are foreign nationals or employed outside the United States to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

                                       Adopted by the Board of Directors on
                                       August 13, 1996

                                       Approved by the Shareholders in
                                       August 1996

                                       Amended by the Board of Directors on
                                       November 16, 1998

                                       Amendment Approved by the Shareholders on December 8, 1998

                                       Amended by the Board of Directors on
                                       October 23, 2001

                                       Amended by the Board of Directors on
                                       September 27, 2002

                            MEMBERWORKS INCORPORATED

                PROXY FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD THURSDAY, NOVEMBER 21, 2002

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY AND
                     SHOULD BE RETURNED AS SOON AS POSSIBLE

The undersigned having received notice of the 2002 Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Gary A. Johnson and James B. Duffy, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the 2002 Annual Meeting of Stockholders of MEMBERWORKS INCORPORATED (the "Company") to be held on Thursday, November 21, 2002 at 9:00 a.m. local time at the Westin Hotel, 1 First Stamford Place, Stamford, Connecticut 06902, and any adjournments thereof, and to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. If no direction is given with respect to any election to office or proposal, this proxy will be voted as recommended by the Board of Directors. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                 Please Detach and Mail in the Envelope Provided

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

                                             FOR ALL NOMINEES
                                         (EXCEPT AS MARKED BELOW)      WITHHOLD
1. To elect the
   following nominees for
   director (except as marked below):                  [   ]             [   ]

Nominees:     Gary A. Johnson
              Robert Kamerschen

(Instruction: To withhold a vote for an individual nominee, write the name of such nominee in the space provided below. Your shares will be voted for the remaining nominees.)


                                              FOR        AGAINST        ABSTAIN
2. To ratify the appointment of
   PricewaterhouseCoopers LLP as the
   Company's independent public auditors
   for the current year.                        [   ]        [   ]        [   ]

3. To approve the amendment to the
    1996 Stock Option Plan                      [   ]        [   ]        [   ]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" ALL DIRECTOR NOMINEES AND "FOR" PROPOSALS NUMBER 2 AND 3.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU CAN VOTE YOUR SHARES BY USING THE TELEPHONE. INSTRUCTIONS FOR USING THIS CONVENIENT SERVICE ARE SET FORTH ON THE ENCLOSED PROXY CARD. OF COURSE, YOU ALSO MAY VOTE YOUR SHARES BY MARKING YOUR VOTES ON THE ENCLOSED PROXY CARD, SIGNING AND DATING IT, AND MAILING IT IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

A VOTE "FOR" ALL DIRECTOR NOMINEES AND A VOTE "FOR" PROPOSALS NUMBER 2 AND 3 IS RECOMMENDED BY THE BOARD OF DIRECTORS.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE FOR ADDRESS               MARK HERE IF YOU PLAN TO
CHANGE AND NOTE AT LEFT   [   ]     ATTEND THE MEETING        [   ]

Signature __________________        Signature if held jointly __________________

Dated ________________, 2002.

NOTE:PLEASE SIGN EXACTLY AS NAME APPEARS  HEREON.  WHEN SHARES ARE HELD BY JOINT
     OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AUTHORIZED OFFICER, GIVING FULL TITLE. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON, GIVING FULL TITLE.

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